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                                                                    EXHIBIT 10.3


                                  June 11, 2007


Visual Management Systems Holding, Inc.
1000 Industrial Way North, Suite C
Toms River, New Jersey 08755

Wildon Productions, Inc.
702-3071 Glen Drive
Coquitlam, B.C. V3B 7R1

Re:      Lock-Up Agreement

Ladies and Gentlemen:

        This Agreement is entered into as an inducement to Wildon Productions, Inc. ("WPI") and Visual Management Systems Holding, Inc. ("VMS") to execute and deliver an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") which provides for a reverse merger transaction involving a wholly-owned subsidiary of WPI and VMS (the "Merger"). The Merger will close concurrently with the closing of a private offering (the "Private Placement") in which WPI will sell Units consisting of shares of its Series A Preferred Stock and detachable warrants to purchase shares of its common stock par value $.0001 per share (the "Common Stock").The undersigned hereby agrees that:

        (i) The undersigned will not sell any shares of Common Stock of WPI for a period of eighteen (18) months after the final closing of the Private Placement;

        (ii) Commencing on the later of (a) eighteen (18) months following the final closing date of the Private Placement and (b) ninety
                (90) days after the effective date of the resale registration statement required to be filed in connection with the Private Placement (the "Effective Date"), and at three-month intervals thereafter, the undersigned shall be permitted to sell a maximum of 12.5% of such shareholder's holdings, subject to shares of WPI's Common Stock having a minimum 30-day average trading price of $5.00 per share or greater;

        (iii) Beginning at the later of (a) eighteen (18) months following the final closing date of the Private Placement and (b) ninety (90) days after the Effective Date, and at three-month intervals thereafter, should the 30-day average trading price of WPI's shares of Common Stock be below $5.00 per share, if the undersigned is not an officer or director of WPI and was not at the time of the Merger an affiliate or related party of any such officer or director, then the undersigned shall be permitted to sell a maximum of 25,000 shares per three-month period;

        (iv) At twenty-four (24) months after the final closing of the Private Placement and at three-month intervals thereafter, the undersigned will be permitted to sell a maximum of 12.5% of their holdings per three-month period irrespective of price;


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        (v)     This Lock-Up Agreement will apply to shares of Common Stock, underlying stock options and warrants (but shall not prohibit the exercise thereof); and

        (vi) All of the foregoing restrictions will termiante on the three-year anniversary date of the final closing of the private placement.

        In furtherance of the foregoing, VMS and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

        This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.



                                   --------------------------------------------
                                   Name:
                                   (Please Print)

                                   Date:
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